Exhibit 10.20.1
MODIFICATION AGREEMENT
          THIS MODIFICATION AGREEMENT, dated as of July 31, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”), CSE CASABLANCA HOLDINGS II LLC having its principal place of business at 4445 Willard Avenue, 12th Floor, Chevy Chase, MD 20815 (“Borrower”).
RECITALS
     A. Lender made a certain mezzanine loan (the “Loan”) to Borrower in the original principal amount of $36,140,981.00 subject to and in accordance with the terms of that certain Mezzanine Loan Agreement dated as of July 31, 2007 (the “Existing Loan Agreement”).
     B. The Loan is evidenced by that certain Promissory Note dated as of July 31, 2007 in the principal amount of $36,140,981.00 (the “Note”), and is secured by, among other things, that certain Pledge and Security Agreement (Mezzanine Loan) dated as of July 31, 2007 executed by Borrower in favor of Lender (the “Pledge”).
     C. Lender and Borrower desire to modify the Existing Loan Agreement subject to and in accordance with the terms and provisions of this Agreement.
AGREEMENT
     1. Definitions. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Existing Loan Agreement.
     2. Modifications to Existing Loan Agreement.
          (a) Article I of the Existing Loan Agreement is hereby amended as follows:
          (i) The definition of “Bankruptcy Action” is modified by deleting the word “Collateral” in clause (d) and inserting in its place the word “Property”.
          (ii) The last sentence within the definition of “Indebtedness” is modified by deleting the word “Borrower” and inserting in its place the word “Owner”.
          (iii) The definition of “Liabilities” is hereby deleted in its entirety.
          (iv) The definition of “Lien” is modified by inserting the word “Owner,” immediately prior to the word “Borrower”.
          (v) The definition of “Liquidation Event” is modified by adding to the beginning of clause (i) “any Casualty, or”.

          (vi) The definition of “Net Liquidation Proceeds after Debt Service” is modified by (1) inserting the words “or Borrower” after the word “Owner”, in the first instance where the word “Owner” is used therein, and (2) by inserting the words “or Senior Lender’s” after the word “Lender’s” in clause (i) thereof.
          (vii) The definition of “Permitted Encumbrances” is modified by inserting the word “Senior,” within clause (d) immediately prior to the words “Loan Documents”.
          (viii) The definition of “Principal” is hereby deleted in its entirety and replaced with the following: “shall mean (i) with respect to Borrower, the Special Purpose Entity which is the managing member of Borrower, and (ii) with respect to Owner, the Special Purpose Entity which is the (a) the managing member of Owner in the event that such Owner is a limited liability company, or (b) general partner of Owner in the event such Owner is a limited partnership.”
          (ix) The definition of “Special Purpose Entity” is modified as follows:
          (A) By inserting the phrase “since the date of its formation, and” immediately following the phrase “which at all times”;
          (B) By deleting the word “Properties” in clause (c) and inserting in its place the word “Collateral”; and
          (C) By deleting the phrase “or in name franchised or licensed to it by an entity other than an Affiliate of Borrower” in clause (p).
          (x) The following new definition is hereby added to Article I of the Existing Loan Agreement:
Term: shall mean the entire term of this Agreement, including any applicable extension periods, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.
          (b) All references in the Existing Loan Agreement to the “Interest Rate Cap Agreement” shall have the meaning ascribed to the term in the Collateral Assignment of Interest Rate Cap Agreement (Mezzanine Loan) dated as of July 31, 2007 by CSE Mortgage LLC (“CSE Mortgage”) in favor of Lender.
          (c) The following sentence is hereby added to Section 1.2 of the Existing Loan Agreement before the fourth sentence: “The words “Borrower shall cause Owner to” or “Borrower shall cause Owner not to” or “Borrower shall not permit Owner to” (or words of similar meaning), as used herein, shall mean Borrower shall cause or permit Owner, or shall cause or permit the Principal of Owner to cause or permit Owner, to act or not to so act, as applicable.”
          (d) Section 2.1.4 of the Existing Loan Agreement is hereby modified by inserting at the end thereof the phrase “for the purposes permitted under the Senior Loan Documents”.
          (e) Section 2.2.7(a) of the Existing Loan Agreement is hereby modified by deleting the word “Lockbox” in clause (iii) thereof and inserting in its place the words “Cash Management”.
          (f) Section 2.4.2(a) is hereby amended by inserting the words “due to a Casualty or Condemnation” at the end thereof.
          (g) Section 2.5.2 of the Existing Loan Agreement is hereby modified by deleting the word “Mortgage” and inserting in its place the word “Pledge”.
          (h) Section 2.6.1(c) of the Existing Loan Agreement is hereby amended by deleting the words “Senior Cash Management Account” and inserting in its place the words “Senior Lockbox Account”.
          (i) Section 2.8(l) is hereby amended by inserting the words “(as defined in the Senior Loan Agreement”) after the words “Special Purpose Entity”.
          (j) All references in section 2.8(s) of the Existing Loan Agreement to the term “Substituted Collateral” are deleted and replaced with the term “Substitute Collateral”.
          (k) Section 4.1.30(a) of the Existing Loan Agreement is hereby amended by deleting the word “is” in clause (i) and inserting in its place the words “and Owner are”.
          (l) Section 5.1.11(c) of the Existing Loan Agreement is hereby amended by deleting the words “and the Rollover Reserve Fund” in clause (ii).
          (m) All references in the Existing Loan Agreement to the term “Alteration” are deleted and replaced with the term “alteration”.
          (n) Section 5.1.12 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Business and Operations. Borrower will, and will cause Owner to, continue to engage in the businesses presently conducted by it as and to the extent the same are necessary, for the ownership, maintenance, management, and operation of the Collateral and the Property. Borrower will, and will cause Owner to, qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management, and operation of the Collateral and the Property.”
          (o) Section 5.1.17 of the Existing Loan Agreement is hereby amended by adding the following at the end thereof:
“Borrower shall in a timely manner cause Owner to observe, perform and fulfill each and every covenant, term and provision of each Senior Loan Document executed and delivered by, or applicable to, Owner, and shall not permit Owner to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Senior Loan Document executed and delivered by, or applicable to, Owner without the prior consent of Lender.”
          (p) Section 5.1.23(a)(v) of the Existing Loan Agreement is hereby amended by deleting the phrase “To the extent Borrower has such right under the applicable Operating Lease” in the third (3rd) sentence and inserting in its place the phrase “To the extent Owner has such right under the applicable Operating Lease”.
          (q) Section 5.1.23(k) of the Existing Loan Agreement is hereby amended by deleting the phrase “or impose remedies upon Borrower” and inserting in its place the phrase “or impose remedies upon Owner”.
          (r) Section 7.1 of the Existing Loan Agreement is hereby amended by (1) inserting the phrase “and the Senior Loan Documents” at the end of the first parenthetical, and (2) deleting the words “Cash Management Agreement” and inserting in its place the words “Cash Management Account”.
          (s) Section 8.1(a)(iv) of the Existing Loan Agreement is hereby amended by deleting the words “Article 6 of the Mortgage” and inserting in its place the words “the Pledge”.
          (t) The second to last paragraph of Section 9.4 is hereby modified as follows:
          (A) By deleting the phrase “the additional covenant to comply with any assumption in the Insolvency Opinion in any Additional Insolvency Opinion” in clause (ii) thereof and inserting in its place the phrase “any additional covenant set forth in the Insolvency Opinion and in any Additional Insolvency Opinion which is not otherwise set forth herein”.
          (B) By inserting the phrase “or Owner” after the phrase “if Borrower”, and by inserting the phrase “or the Collateral” after the phrase “Individual Properties” in the first instance the phrase “Individual Properties” is used, and by inserting the word “to” after the phrase “part of the Collateral”, in each instance in clause (iii) thereof.
          (u) Section 10.3(A) of the Existing Loan Agreement is hereby amended by deleting the following:
“EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER”.
          (v) All references in the Existing Loan Agreement to the term “Pledged Company Interests” are deleted and replaced with the term “Pledged Collateral”.
          (w) All references in the Existing Loan Agreement to the Loan Agreement shall mean the Existing Loan Agreement, as modified by this Agreement.
     3. Representations and Warranties. Without limiting in any way any representation or warranty in any Loan Document, Borrower represents and warrants to Lender as follows:
          (a) The execution and delivery by Borrower of this Agreement and Borrower’s performance of its obligations hereunder provided for in this Agreement (i) have been duly authorized by all requisite action on the part of Borrower, (ii) will not violate any provision of any applicable legal requirements, any order, writ, decree, injunction or demand of any court or other governmental authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which the Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any indenture or agreement or instrument and (iv) have been duly executed and delivered by Borrower. Except for those obtained or filed on or prior to the date hereof, the

Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement. This Agreement has been duly authorized, executed and delivered by Borrower.
          (b) This Agreement is a legal, valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles.
          (c) There are no existing claims or causes of action by Borrower against Lender relating to or arising out of the Loan, and the Loan Documents and there are no offsets or defenses by Borrower to the payment of any amounts required to be paid by Borrower under the Loan Documents, or otherwise to the enforcement by Lender of the Loan Documents.
          (d) Borrower agrees that in the event Borrower elects to extend the Loan beyond April 9, 2009 in accordance with the Loan Documents, (i) Borrower shall deliver to Lender an Interest Rate Cap Agreement and an assignment of such Interest Rate Cap Agreement for the benefit of Lender for such extended term, each in the form executed by CSE Mortgage LLC in connection with the initial closing of the Loan, and (ii) Lender shall not be required to accept an Interest Rate Cap Agreement or any assignment to Lender thereof from any entity or Person other than Borrower.
     4. Miscellaneous.
          (a) All references in the Loan Documents to the “Loan Agreement” shall hereafter mean the Existing Loan Agreement, as modified by this Agreement, and as it may be amended, modified, restated, consolidated or supplemented from time to time after the date hereof.
          (b) This Agreement constitutes the entire agreement among the parties concerning its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns. This Agreement may be executed in two or more counterparts and by facsimile each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (c) Borrower and Lender confirm and ratify the terms and provisions of the Loan Documents, as modified hereby, and agree that the Loan Documents, as so modified, remain in full force and effect as of the date hereof, and nothing herein contained shall be construed to impair the security or affect the first priority of the lien of the Pledge, nor impair any rights or powers which Lender or its successors may have for nonperformance of any term of any of the Loan Documents. Borrower and Lender further reaffirm and ratify their respective obligations to be bound by and perform all of the terms of the Loan Documents.
          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to New York’s principles of conflict of law).

(Signatures on following page)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER: CSE CASABLANCA HOLDINGS II LLC, a Delaware limited liability company
By:	/S/ JAMES J. PIECZYNSKI
	Name:	James J. Pieczynski
	Title:	President

LENDER: COLUMN FINANCIAL, INC.
By:	/S/ REESE MASON
	Name:	Reese Mason
	Title:	Vice President

{Signatures continue on the next page}

CSE Mortgage LLC hereby joins in this Agreement for the purposes of acknowledging the terms hereof and agreeing to abide by the terms hereof to the extent applicable.
CSE MORTGAGE LLC, a Delaware limited
liability company

By:	/S/ JAMES J. PIECZYNSKI
Name: James J. Pieczynski
Title: Co-President
[End of Signatures]